As filed with the Securities and Exchange Commission on May 15, 2014

Registration No. 333-[xxxx]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADEPTPROS INC.

(Exact Name of Registrant in its Charter)

Nevada	7371	45-3793685
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

ADEPTPROS INC.

14301 87th Street, Suite 110

Scottsdale, AZ 85260

Tel.: 1-877-664-2777

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

 Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration fee
Common Stock, $0.001 par value per share	5,874,444	(1)	$0.05	(2)	$293,722.20	(2)	$37.83

(1) This Registration Statement covers the resale by our selling shareholders of i) 3,155,210 shares held by the original founders of AdeptPros LLC and ii) 2,719,234 shares issued to the founders of AdeptPros Inc. (f/k/a Madison Park Acquisition Corp.).

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated May 15, 2014

ADEPTPROS INC.

5,874,444 SHARES OFCOMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: May 15, 2014

2

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “AdeptPros,” the “Company,” “we,” “us” and “our” refer to AdeptPros Inc. AdeptPros LLC , an Arizona LLC, is a wholly-owned subsidiary of the Company. GeniusPort, Inc., an Arizona corporation, is a wholly-owned subsidiary of the Company. AdeptPros IT Solutions Pvt. Ltd is owned 99% by AdeptPros Inc. and 1% by AdeptPros LLC.

Overview

We were incorporated in the State of Nevada as Madison Park Acquisition Corp. on November 29, 2011. On January 27, 2014, we amended our Articles of Incorporation to change our name to AdeptPros Inc. On April 15, 2014, AdeptPros Inc. completed a share exchange agreement with AdeptPros LLC, an Arizona LLC formed in 2007 and GeniusPort Inc., an Arizona s-corporation formed in 2010. Additionally, on May 9, 2014, AdeptPros Inc. purchased 99% of AdeptPros IT Solutions Pvt. Ltd, a corporation incorporated under the Companies Act of 1956 under the laws of the nation of India. Concurrently, AdeptPros LLC purchased 1% of AdeptPros IT Solutions Pvt. Ltd. The resultant structure, hereafter referred to as “the Company” is as follows:

3

The financial statements and results of operations have been reported as if the business combinations occurred at the beginning of the period being reported on (March 1, 2011).

Equity Exchange Agreement

On April 15, 2014, we executed an equity exchange agreement with AdeptPros LLC and GeniusPort Inc. Under this exchange agreement, AdeptPros Inc. became the holding company and obtained 100% interest in each of the two consolidating entitles: AdeptPros LLC, and GeniusPort Inc. As consideration for the transfer of the equity interests of AdeptPros LLC, and GeniusPort, Inc., we agreed to issue a total of 44,375,337 shares of our common stock to the members of AdeptPros LLC and the shareholders of GeniusPort Inc. Specifically, we issued shares as follows:

(A)	44,262,826 shares of AdeptPros Inc. were issued to the following individual Members of Adeptros LLC:

Member Name	Number of Shares
Padma Kalluri	4,291,808
Venkat Nallapati	15,000,000
Jayaram Kode	11,263,389
Sekhar Kolla	5,660,797
Sandhya Paruchuri	3,275,176
Gowri Bokka	2,365,404
Nilay Kavathia	401,042
Jigar Shah	401,042
Madhavi Katta	401,042
Srinivasa Rao Chavadam	401,042
Srinaresh Kumar Nemani	401,042
Srivenkata Nimmagadda	401,042
Total	44,262,826

(B)	112,511 shares of AdeptPros Inc.were issued to the following individual shareholders of GeniusPort Inc.:

Name of Shareholder	Number of Shares
Padma Kalluri	78,758
Jayaram Kode	33,753
Total	112,511

Stock Purchase Agreement

On May 9, 2014, we executed 3 separate stock purchase agreements whereby AdeptPros Inc. purchased for cash 9,900 shares from the existing shareholders of AdeptPros IT Solutions Pvt. Ltd (India) and AdeptPros LLC purchased 100 shares from the existing shareholders of AdeptPros IT Solutions Pvt. Ltd (India). The 10,000 shares purchased were all the outstanding stock of AdeptPros IT Solutions Pvt. Ltd (India).

Our Business

AdeptPros, Inc. primarily has App Development and Training & Consulting business units to offer services to enterprises in Mobile Technologies such as Apple iOS, Google Android and Microsoft Windows. AdeptPros also has a road map to develop own enterprise mobile apps to cater to various industries. It creates these apps by implementing own ideas and encouraging entrepreneurs to develop apps under profit sharing model. With this unique combination, AdeptPros is generating good cash flows from two existing business units and also creating long term value by developing company owned mobile apps.

•	AdeptPros' App development unit is carefully assembled with architects, managers, designers, developers and testers that assure the highest quality of custom application development, enterprise mobile application development and product development across a multitude of platforms and operating systems. All of these options can be fully customized by outside companies looking to develop their business apps.
•	AdeptPros Training & Consulting unit, GeniusPort, is designed to teach eager individuals about app development programming and then, in using our staffing service implemented within GeniusPort, find the best programmers and bring them on to the App development at AdeptPros. Individuals who are not chosen for AdeptPros still leave GeniusPort with the absolute best mobile development training available in the world. We do not leave our students short of job opportunities upon completion of GeniusPort training. This unit consists of trainers, solution architects, business analysts and designers, which works with our clients to augment their team with skilled resources. This enables the enterprises to complete their projects cheaper and faster. This model also creates a sales pipeline for Apps development projects and produces skilled resources to work on our projects.

Enterprise mobility is a company's ability to manage and adapt mobile computing in a business context. The global business world is constantly evolving and is evolving in the digital direction with an emphasis on mobility. Applications and mobile websites are the future of our work place and AdeptPros goal is to equip all companies with the right set of tools to fully adapt and succeed in the digital workplace. We have an expanding assortment of Fortune 500 customers that request a variety of mobile services from our team. Our largest customers include Honeywell, Intel, SAP, IBM, Fidelity, Citrix, AOL and several other companies including a major U.S. university.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page 3.

4

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have decided to take advantage of these exemptions. As a result, some investors may find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Where You Can Find Us

Our principal executive office is located at 14301 N. 87th Street, Suite 110, Scottsdale, AZ 85260 and our telephone number is 1-877-664-2777.

The Offering

Common stock offered by selling security holders	5,874,444 shares of common stock. This number represents 11.74% of our current outstanding common stock (1).

Common stock outstanding before the offering	50,000,000

Common stock outstanding after the offering	50,000,000 shares of common stock as of May 15, 2014.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

(1)            Based on 50,000,000 shares of common stock outstanding as of May 15, 2014.

5

Risk Factors

Risks Related to our Business

OUR BUSINESS DEPENDS ON EXPERIENCED AND SKILLED PERSONNEL, AND IF WE ARE UNABLE TO ATTRACT AND INTEGRATE SKILLED PERSONNEL, IT WILL BE MORE DIFFICULT FOR US TO MANAGE OUR BUSINESS AND COMPLETE CONTRACTS.

The success of our business depends on the experienced and skilled personnel. It is critical that we maintain, and continue to build, a highly experienced management team and team of skilled professionals. Competition for personnel, particularly those with expertise in mobile technologies and identifying candidates with the appropriate qualifications can be costly. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate.

The increase in demand for mobile technologies and managed services has further increased the need for employees with specialized skills or significant experience in these areas. Our ability to expand our operations will be highly dependent on our ability to attract a sufficient number of highly skilled employees and to retain our employees. We may not be successful in attracting and retaining enough employees to achieve our desired expansion or staffing plans. Furthermore, the industry turnover rates for these types of employees are very high and we may not be successful in retaining, training or motivating our employees. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to accept new client engagements. Such inability may also force us to increase our hiring, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce. Our future success will depend on our ability to manage the levels and related costs of our workforce.

In the event we are unable to attract, hire and retain the requisite skilled personnel, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

6

CUSTOMER APPLICATION FAILURES COULD DAMAGE OUR REPUTATION AND ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

Many of the applications we develop, install and maintain for our customers involve managing and protecting personal information. While we have programs designed to comply with relevant privacy and security laws and restrictions, if an application we develop or maintain were to fail or experience a security breach or service interruption, whether caused by us, third-party service providers, cyber security threats or other events, we may experience loss of revenue, remediation costs or face claims for damages or contract termination. Any such event could cause serious harm to our reputation and prevent us from having access to or being eligible for further work on such applications. Our errors and omissions liability insurance may be inadequate to compensate us for all of the damages that we may incur and, as a result, our future results could be adversely affected.

WE ARE A HOLDING COMPANY WITH NO REVENUE GENERATING OPERATIONS OF OUR OWN. WE DEPEND ON THE PERFORMANCE OF OUR SUBSIDIARIES AND THEIR ABILITY TO MAKE DISTRIBUTIONS TO US.

AdeptPros, Inc. is a holding company with no business operations, sources of income or assets of our own other than our ownership interests in our subsidiaries. Because all of our operations are conducted by our subsidiaries, our cash flow and our ability to repay debt that we currently have and that we may incur after this offering and our ability to pay dividends to our stockholders are dependent upon cash dividends and distributions or other transfers from our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any of our subsidiaries upon the bankruptcy, dissolution, liquidation or reorganization of any such subsidiary, or to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt issued by that subsidiary.

WE RELY UPON SEVERAL MAJOR CUSTOMERS; THE LOSS OF ANY OF THE MAIN CUSTOMERS WILL ADVERSELY AFFECT OUR BUSINESS PERFORMANCE.

We rely upon our major customers for a substantial portion of our sales. For the fiscal year ended March 31, 2013, our) largest customer accounted for approximately 26% of the sales of AdeptPros. Loss of any of this customer or other major customers could adversely affect our business performance and profitability

OUR PRODUCTS AND SERVICES ARE BASED ON NEW AND UNPROVED TECHNOLOGIES AND ARE SUBJECT TO THE RISKS OF FAILURE INHERENT IN THE DEVELOPMENT OF NEW PRODUCTS AND SERVICES.

Because our products and services are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

•	our new approaches will not result in any products or services that gain market acceptance;
•	our mobile applications and the technology powering our custom development services may unfavorably interact with other types of commonly used applications and services, thus restricting the circumstances in which they may be used;
•	our mobile products may source hardware to provide mobility solutions for enterprises and dependencies on third party suppliers for hardware can present a risk of solution failure;
•	proprietary rights of third parties may preclude us from marketing a new product or service; or
•	third parties may market superior or more cost-effective products or services.

As a result, our activities may not result in a broad enough base of commercially viable products or services, which would harm our sales, revenue and financial condition.

7

Onsite / offshore model for the mobile products development and mobile application services can have an adverse effect on our business, financial condition and operational efficiency

We rely on onsite / offshore model for the mobile application services and mobile apps development. Our services leverage the low cost development model by off-shoring the non-strategic development work to India. The onsite / offshore model can be subject to issues including, but not limited to:

•	the currency risk, appreciation of Indian rupees against U.S. dollar can have an adverse effect on increase in our costs and can reduce our profitability for internal product development or client engagements
•	the political risk can be high in doing business in India due to tackling regulatory uncertainty and anti-social elements that can lead to high cost of doing business and can have adverse effect on our business
•	the inflationary risk, Indian economy experiences high inflation and quick rise in many cost associated with the business along with the salaries for mobile technology professionals. The rapidly increasing service delivery costs can lead to diminishing cost savings from off-shoring and reduce the profitability for our business.
•	the onsite / offshore model has occasionally experienced political push in U.S. too and has demanded revisiting of policies that can have adverse impact on our business.

As a result, onsite / offshore model for the mobile products development and mobile application services can have an adverse effect on our business, financial condition and operational efficiency.

MAJOR NETWORK FAILURES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Our technology infrastructure is critical to the performance of our products and customer satisfaction. Our Apps run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain the primary elements of this system, however, some elements of this system are operated by third parties which we do not control and would require significant time to replace. We expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

OUR PRODUCTS AND THE TECHNOLOGY POWERING OUR CUSTOM DEVELOPMENT SERVICES ARE COMPLEX AND MAY CONTAIN UNKNOWN DEFECTS THAT COULD RESULT IN NUMEROUS ADVERSE CONSEQUENCES, RESULTING IN COSTLY MANAGEMENT’S ATTENTION AND RESOURCES.

Complex software products such as those associated with our products and custom developed products often contain latent errors or defects, particularly when first introduced, or when new versions or enhancements are released. We have experienced and addressed errors and defects in the software associated with our products or custom developed products, but do not believe these errors will have a material negative effect in the future on their functionality. However, there can be no assurance that, despite testing, additional defects and errors will not be found in the current version, or in any new versions or enhancements of our custom developed products, any of which could result in damage to our reputation, the loss of sales, a diversion of our product development resources, and/or a delay in market acceptance, and thereby materially adversely affecting our business, operating results and financial condition.

8

IF THIRD PARTIES CLAIM THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY, IT MAY RESULT IN COSTLY LITIGATION.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer service, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

9

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF VENKAT NALLAPTI, OUR PRESIDENT AND CEO.

We are presently dependent to a great extent upon the experience, abilities and continued services of Venkat Nallapati, our Chief Executive Officer.  The loss of services of any of the CEO could have a material adverse effect on our business, financial condition or results of operation.

UPON THE COMPLETION OF THIS OFFERING, THE CONCENTRATION OF OUR CAPITAL STOCK OWNERSHIP WITH OUR FOUNDERS AND EXECUTIVE OFFICERS WILL LIKELY LIMIT AN INVESTOR’S ABILITY TO INFLUENCE CORPORATE MATTERS.

Upon completion of this offering, the executive officers, Venkat Nallapati and his wife, Padma Kalluri will own approximately 38.74% of our outstanding common stock. And other founders, Jayaram Kode and Sekhar Kolla will own 23.04% and 11.32% respectively. As a result, these stockholders, acting individually or together, can exercise significant influence over our business policies and affairs, including the power to nominate a majority of the members of our board of directors. Because of such power and because our board of directors is responsible for appointing the members of our senior management team, our founders and key employees could affect any attempt by independent stockholders to replace current members of our management team. In addition, our founders and key employees and the Nallapati family in general can control any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws and the approval of mergers or sales of substantially all of our assets. It is possible that the interests of certain of our founders and other key employees may, in certain circumstances, conflict with our interests, the interests of our other founders, key employees or minority stockholders, including you. For example, the concentration of ownership and voting power of our founders and key employees may delay, defer or even prevent an acquisition by a third party or other change of control involving us and may make some transactions more difficult or impossible without their support, even if such events are in the best interests of our minority stockholders. As a result, our founders and key employees could pursue transactions that may not be in our best interests which could have a material adverse effect on our business, financial condition or results of operations.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

10

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

11

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE MAY BE EXEMPT FROM THE REPORTING OBLIGATIONS PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT AND THEREFORE MAY NOT HAVE TO PROVIDE INVESTORS WITH PERIODIC REPORTS AS MAY BE REQUIRED PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT, FOLLOWING THE FORM 10K REQUIRED FOR THE FISCAL YEAR IN WHICH OUR REGISTRATION STATEMENT IS EFFECTIVE.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

12

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

s own ideas and encouraging entrepreneurs to develop apps under a profit sharing model.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates, ” “believes, ” “continue, ” “could, ” “estimates, ” “expects, ” “intends, ” “may, ” “might, ” “plans, ” “possible, ” “potential, ” “predicts, ” “projects, ” “seeks, ” “should, ” “would ” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties ’ control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders ” and “Plan of Distribution .” We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

13

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 5,874,444 shares of our common stock held by 38 shareholders, which consist of i) 3,155,210 shares held by the original founders of AdeptPros LLC ii) 2,719,234 shares issued to the founders of AdeptPros Inc. (f/k/a Madison Park Acquisition Corp.).

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  May 15, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

14

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Padma Kalluri	4,370,566	250,000	4,120,566	8.24%
Venkat Nallapati	15,000,000	250,000	14,750,000	29.50%
Jayaram Kode	11,521,939	250,000	11,271,939	22.54%
Gautam Mandewalker	999,550	100,000	899,550	1.80%
Sekhar Kolla	5,660,797	250,000	5,410,797	10.82%
Sandhya Paruchuri	3,275,176	250,000	3,025,176	6.05%
Gowri Bokka	2,365,404	150,000	2,215,404	4.43%
Nilay Kavathia	401,042	401,042	0	*
Jigar Shah	401,042	401,042	0	*
Madhavi Katta	401,042	401,042	0	*
Srinivasa Rao Chavadam	401,042	401,042	0	*
Srinaresh Kumar Nemani	401,042	401,042	0	*
Srivenkata Nimmagadda	401,042	401,042	0
John J. Chichester	500	500	0
Chichester Associates Inc.	500	500	0
Rafael Veloz	500	500	0
Bennett Weber	500	500	0
The David Weber Oil Company	500	500	0
Segal Gebski PLLC	500	500	0
Martin Smietanksi	500	500	0
Wendy Elie	500	500	0
Darren DeRosa	500	500	0
Q5 Ventures LLC	500	500	0
Integrity Cargo Freight Corporation	500	500	0
Sterling Seal & Supply Inc.	500	500	0
Charles DeRosa	500	500	0
ADDR Properties LLC	500	500	0
Anthony DiGiovanni	500	500	0
Lawrence D’Angelo	500	500	0
David Ciambrone	500	500	0
Gregory Russo	500	500	0
Theodore Hanley	500	500	0
Angleo DeRosa	500	500	0
Vishal Baijal	1,250,000	200,000	1,050,000	2.10%
Scott Chichester	1,232,124	100,000	1,132,124	2.26%
Larry Adams	1,008,102	1,008,102	0	*
Elisse Porter	900,090	650,090	250,000	*
			0	*
TOTAL:	50,000,000	5,874,444	44,125,556	88.24%

15

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	are broker-dealers or affiliated with broker-dealers.

16

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $70,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are currently authorized to issue 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

17

Common Stock

We are currently authorized to issue 190,000,000 shares of common stock, par value $0.001 per share. Currently we have 50,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share.  Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We do not currently have a transfer agent and registrar.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, New Jersey 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of March 31, 2013 included in this prospectus and the registration statement have been audited by SadlerGibb, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

18

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada as Madison Park Acquisition Corp. on November 29, 2011. On January 27, 2014, we amended our Articles of Incorporation to change our name to AdeptPros Inc. On April 15, 2014, AdeptPros Inc. completed a share exchange agreement with AdeptPros LLC, an Arizona LLC formed in 2007 and GeniusPort Inc., an Arizona s-corporation formed in 2010. Additionally, on May 9, 2014, AdeptPros Inc. purchased 99% of AdeptPros IT Solutions Pvt. Ltd, a corporation incorporated under the Companies Act of 1956 under the laws of the nation of India. Concurrently, AdeptPros LLC purchased 1% of AdeptPros IT Solutions Pvt. Ltd. The resultant structure, hereafter referred to as “the Company” is as follows:

The financial statements and results of operations have been reported as if the business combinations occurred at the beginning of the period being reported on (March 1, 2011).

19

Equity Exchange Agreement

On April 15 2014, we executed an equity exchange agreement with AdeptPros LLC and GeniusPort Inc. Under this exchange agreement, AdeptPros Inc. became the holding company and obtained 100% interest in each of the two consolidating entitles: AdeptPros LLC, and GeniusPort Inc. As consideration for the transfer of the equity interests of AdeptPros LLC, and GeniusPort, Inc., we agreed to issue a total of 44,375,337 shares of our common stock to the members of AdeptPros LLC and the shareholders of GeniusPort Inc. Specifically, we issued shares as follows:

(C)	44,262,826 shares of AdeptPros Inc. were issued to the following individual Members of Adeptros LLC:

Member Name	Number of Shares
Padma Kalluri	4,291,808
Venkat Nallapati	15,000,000
Jayaram Kode	11,263,389
Sekhar Kolla	5,660,797
Sandhya Paruchuri	3,275,176
Gowri Bokka	2,365,404
Nilay Kavathia	401,042
Jigar Shah	401,042
Madhavi Katta	401,042
Srinivasa Rao Chavadam	401,042
Srinaresh Kumar Nemani	401,042
Srivenkata Nimmagadda	401,042
Total	44,262,826

(D)	112,511 shares of AdeptPros Inc.were issued to the following individual shareholders of GeniusPort Inc.:

Name of Shareholder	Number of Shares
Padma Kalluri	78,758
Jayaram Kode	33,753
Total	112,511

Stock Purchase Agreement

On May 9, 2014, we executed 3 separate stock purchase agreements whereby AdeptPros Inc. purchased for cash 9,900 shares from the existing shareholders of AdeptPros IT Solutions Pvt. Ltd (India) and AdeptPros LLC purchased 100 shares from the existing shareholders of AdeptPros IT Solutions Pvt. Ltd (India). The 10,000 shares purchased were all the outstanding stock of AdeptPros IT Solutions Pvt. Ltd (India).

Corporate History

AdeptPros, Inc. primarily has App Development and Training & Consulting business units to offer services to enterprises in Mobile Technologies such as Apple iOS, Google Android and Microsoft Windows. AdeptPros also has a road map to develop own enterprise mobile apps to cater to various industries. It creates these apps by implementing own ideas and encouraging entrepreneurs to develop apps under profit sharing model. With this unique combination, AdeptPros is generating good cash flows from two existing business units and also creating long term value by developing company owned mobile apps.

•	AdeptPros' App development unit is carefully assembled with architects, managers, designers, developers and testers that assure the highest quality of custom application development, enterprise mobile application development and product development across a multitude of platforms and operating systems. All of these options can be fully customized by outside companies looking to develop their business apps.

20

•	AdeptPros Training & Consulting unit, GeniusPort, is designed to teach eager individuals about app development programming and then, in using our staffing service implemented within GeniusPort, find the best programmers and bring them on to the App development at AdeptPros. Individuals who are not chosen for AdeptPros still leave GeniusPort with the absolute best mobile development training available in the world. We do not leave our students short of job opportunities upon completion of GeniusPort training. This unit consists of trainers, solution architects, business analysts and designers, which works with our clients to augment their team with skilled resources. This enables the enterprises to complete their projects cheaper and faster. This model also creates a sales pipeline for Apps development projects and produces skilled resources to work on our projects.

Enterprise mobility is a company's ability to manage and adapt mobile computing in a business context. The global business world is constantly evolving and is evolving in the digital direction with an emphasis on mobility. Applications and mobile websites are the future of our work place and AdeptPros goal is to equip all companies with the right set of tools to fully adapt and succeed in the digital workplace. We have an expanding assortment of Fortune 500 customers that request a variety of mobile services from our team. Our largest customers include Honeywell, Intel, SAP, IBM, Fidelity, Citrix, AOL and several other companies including a major U.S. university.

The Industry

In total, smartphones, such as iPhone, Android and Windows phone sales in the United States are growing at a year to year rate of 40%, and many studies suggest that this growth may continue at this pace for the next 3 years. Apple recently reported that it had $10 billion in revenue in 2013 from application downloads alone. The mobile applications market will be $54 billion industry by 2015 (source: Gartner). Many enterprises are adopting mobile tablets to run their day-to-day enterprise applications on them. This creates a variety of business opportunities for AdeptPros in this enterprise mobile applications domain. The specifics and statistics of mobile phone and tablet users today has exceeded any consumer expectations. Some of these astounding statistics include:

•	By the end of 2013, there will be more mobile devices on Earth than people.

•	27% of companies worldwide planned to implement location-based marketing in coming years.

•	25% of international media and marketing executives see mobile as the most disruptive force in their industry.

•	80% of smartphone owners want more mobile-optimized product information while they’re shopping in stores.

•	Time spent with mobile apps starting to challenge television: consumers are spending 127 minutes per day in mobile apps – up 35% from 94 minutes a day in the same time last year – and spend 168 minutes watching television per day.

•	73% of consumers say they have used their mobile phone in a store.

•	64% of affluent app users say they view brands with mobile apps more favorably.

•	85% of merchants say mobile commerce is a focus in 2012, up from 68 percent in 2011

These statistics are a compilation of mobile enterprise stats taken from the website digby.com from a collection of sources eMarketer and Cisco. The most astounding and inspiring statistic from an enterprise mobility standpoint is that nearly 65% of affluent app users want their favorites brands to have an app, therefore leading brands and companies to necessitate app development. While these numbers are impressive and the opportunities are unquestionably there, AdeptPros has several target markets to be successful.

21

Our Expertise, Business Units and Services

Expertise: AdeptPros is an early adopter and has strong technical and integration expertise in Mobile, Social, Cloud, Analytics and Web 2.0 domains. Our technical competence is mentioned below:

•	Mobile: App development expertise for Apple iOS, Google Android and Microsoft Windows Mobile devices
•	Social: Integrating Facebook, Twitter, LinkedIn, Pinterest, Google+ etc., platforms within enterprise applications
•	Cloud: Hosting enterprise application on Amazon AWS, Rackspace and private cloud systems
•	Analytics: Generating business intelligence reports and insights for enterprises using various data tools
•	Web: App development expertise in Java, .Net, HTML5, Java Script, mySQL, Php, CSS, JQuery etc.,

Business Units: AdeptPros, Inc. primarily has App Development and Training & Consulting business units to offer services to enterprises in these mentioned technologies. A headquarters in the United States allows us to easily and regularly meet with our clients while saving the same clients huge costs with our experienced and tested development team in Bengaluru, India.

Services:

App Development unit includes the following services:

Enterprise Mobile Apps development (aka Enterprise Mobility): Our team helps many companies to develop enterprise mobile apps in order to improve their productivity, profitability and customer loyalty. For several years we have been assisting our clients from strategy to execution of their projects. Our advanced enterprise mobile application development services helped clients transform their businesses in a company that exceeds expectations. We build and deploy mobile apps that keep customers connected and engaged.

IT Systems Integration: In a rapidly shifting business environment, we are required to quickly integrate complex technologies. Be it a large or a small organization, AdeptPros ensures that the IT systems integration services are aligned with business requirements. Our services are spread on a global scale. We know how challenging it is for an enterprise to integrate multiple IT systems for different departments. We use the right tools and methodologies to ensure that a company’s needs are streamlined through proper hardware and software integration. Some systems we have integrated are: Microsoft Office, Oracle, Sybase, SAP, SQL server, Google App engine, ASP.NET MVC apps etc.,

Product Development: Some enterprises require us to develop end-to-end product development to perform multiple business functions. Typically it requires most of our services in Mobile, Social, Cloud, Analytics and Web technologies.

Games Development: AdeptPros has required knowledge in developing games for Mobile and Web platforms by using Unity framework.

Quality Assurance: Every application or product or game where AdeptPros is engaged with is tested efficiently by using our expert team, tools, framework and methodologies. The testing team is comprised of security experts and UI/UX experts who check for the performance, scalability and design of the application from all perspectives. They make sure that the testing is a full-fledged verification, done in terms of planning, architecture, execution, automation and measurement. We perform various testing such as System testing, Regression testing, User interface and usability testing, Compatibility and interoperability testing, Security testing, Functional automation testing, Performance testing and White box testing (code coverage and unit testing).

Strategy: The process of determining ideal enterprise mobility involves three basic components of a business: business process, customer interaction process and employees' work. We create an accurate strategy that compiles all these basic factors and renders mobile enablement for the optimal benefit of the enterprise. This enhances employees’ productivity, empowers the customer base and minimizes company cost while delivering higher revenue.

Solution Architecture: Through our technical expertise, we simplify the large and complex decision making processes, therefore delivering the best guidance in planning the execution of your idea and conception as well as upgrading several progressive technologies. Our solution architecture framework is designed to develop and support the mobile strategy across all facets of an enterprise development. Regardless of the industry or platform, we create mobile application technology map architecture for all enterprises.

22

Training & Consulting unit offers the following services:

Training: AdeptPros runs "GeniusPort", a training company to train software developers. It has a proven track record in improving institutional knowledge for major corporations in mobile technologies such as iPhone/iPad, Android and Windows. It has trained more than 3,500 IT professionals at our client companies including Intel, SAP, Honeywell, IBM, Fidelity, Citrix, Philips, McAfee, Akamai, AOL, Infosys, HCL, Zensar, Alcatel-Lucent etc.

Mobile Tech Support: AdeptPros has a dedicated support team to educate the organizations’ employees on how to use the applications and products delivered through the Smartphone.

Consulting: In few occasions, AdeptPros supply skilled resources such as trainers, developers, solution architects, business analysts and designers, to augment our client teams. This enables the enterprises to complete their projects cheaper and faster. This model also creates a sales pipeline for Apps development projects and produces skilled resources to work on these projects.

Our Work

AdeptPros has developed and launched mobile applications in several industries including travel and hospitality, education, healthcare, mCommerce, sports, entertainment, gaming and marketing. These applications include:

REAL is an education and developmental milestone marking application important for school readiness and an easily administered monitoring system for parents and teachers alike.

Social Sizzle is a social party application allowing users to communicate real time experiences inside bars and restaurants.

ADH is a healthcare application helping Arizona patients prepare for upcoming procedures and appointments. Data sharing with in the app also allows for healthcare service providers to easily access patient information.

SeeT is a photo sharing social media application that allows its users to take, post, share and describe pictures of their vantage point at a live event (concert, sporting event, live performance etc.) and proceed to buy tickets from the app for future occasions and events via a StubHub link.

LAND ROVER is an application that displays all the latest information about the car Land Rover. People planning to purchase the car can refer to this application for various models and prices. Motor Wrex is the dealer who also allows the users to schedule a test drive online or register for services.

Our Pricing Models

In order to provide our clients with the best possible option for their project we have developed four models of project production:

Fixed Price Model: For businesses that have pre-dened requirements and schedules for their projects, we offer a xed price delivery model. Under this model, we decide a xed budget after explicitly reviewing the scope, complexity and time frame at the beginning of the project. After reviewing all details and grasping an understanding of the project, we create a proposal and schedule of the project. An agreement is set up in association with our clients and then the development and delivery is carried out per this agreement under the model.

Time and Material Model: There are several projects that develop gradually and their implementation plans cannot be dened precisely at a certain point in time. In fact, from the phase of ideation until the execution process, the requirements drastically vary. Hence, the time and material model has been developed in such a way that it provides exibility to the organization depending upon the changing size and workloads of the team assigned to the project. AdeptPros provides a time and material model of resource delivery to enterprises wherein the development effort is billed at the end of the stipulated time period. This allows an enterprise to optimize time and cost simultaneously.

Outsourcing Model: Specically designed for high-growth small and medium sized enterprises, AdeptPros manages the provision of all required external resources and skilled professionals from the market. We believe in providing the right resources at the right price and the right time. Be it innovation, growth or efciency, the outsourcing model solution provided by AdeptPros is designed to meet both current and future needs.

Hybrid Model: We help you make strategic decisions to reap increased value over time. AdeptPros provides an effective hybrid model that blends the proprietary infrastructure with new services and systems. We have partnered with a large number of specialized and versatile vendors to provide other application functionality for enterprises that are otherwise critical for in-house. With this model, you have the opportunity to maintain faster, more secure, exible and scalable infrastructure at minimum cost.

23

Competition and Our Competitive Strengths

Due to the size of the mobile market, AdeptPros does not have any direct competition. Small companies and large companies (and even freelance developers) alike are producing notable, protable and recognizable mobile applications. With that said, a comparable company to AdeptPros by example is Mutual Mobile. Mutual Mobile is an Austin, Texas based company that shares several business ideals with AdeptPros. Both companies are locally (United States of America) based in the southwest and both have development ofces in India- recognizing the cost differential and superior abilities to developers in India. The key to being a standout in the mobile application industry is the ability to deliver products in the most cost effective manner possible.

Consulting with clients in the United States and developing their concepts and solutions in India exponentially cuts costs and extremely increases prots. Our ofces in India are located in Bengaluru - a tech capital of the country. This centralized location in terms of being a tech hot bed allows for AdeptPros to attract some of the most skilled and technically sound developers and designers in the world.

AdeptPros differentiates itself from the rest of the market in several key ways. Our ability to keep all of our development in-house, while utilizing our ofce, team and training program in India is not only cost effective to us and our client but allows for a uid line of communication. This string of communication then inhibits our customer’s projects and products to be created and developed more quickly and efciently, therefore allowing us to provide our clients with a well conceived, carefully tested and uniquely designed solution to mobility needs.

AdeptPros manages the application testing which in turn reduces cost and minimizes risk. The testing team is comprised of security experts and user experience experts that of whom check for the performance, scalability and design of all applications from all perspectives. They make sure that the testing is a full-edged verication of the applications over all usability, done in terms of planning, architecture, execution, automation and measurement.

Our team has helped many companies and individuals improve their productivity, protability and customer loyalty. For several years we have been assisting our clients from mobile strategy to the execution of their projects. We render all services and solutions for enterprise mobility. Our advanced enterprise mobility solutions have helped clients transform their businesses in a company that exceeds expectations. We build and deploy mobile apps that keep your workforce and customers connected and engaged.

Below is a list of key differentiators that AdeptPros provides to the market:

Early Adopters: We’ve been developing applications since the earliest days of mobile application introduction. We have an incomparable understanding of the mobility market, and that is how we conceptualize and build an application for you.

Premium clients: Our world-class enterprise mobility services and application history have associated us with premium clients on a global scale. We offer our premium clients, quality application solutions.

Proven track record: We have a track record of designing, delivering and deploying innovative mobile solutions. We’ve traced our achievements in almost every booming industry. Our work is inspired by our experiences across all industries which in turn makes all our products and solutions simple, easy, reliable and strong.

Expertise in four forces of new enterprise: We leverage the four main forces: mobile, social, cloud and analytics that are responsible for driving an enterprise mobility scenario to newer heights. We have done an in-depth study of all markets and know how these forces have been transforming user behavior.

Creative thinking: With a global mindset, AdeptPros is raising the bar of believing and conceiving. From strategy planning to app development and post development services, we do it in a unique way.

Cross platform expertise: We have built several rich apps for iOS, Android, Blackberry, Windows and Web 2.0. Our young, dynamic and passionate team is in sync with the latest mobile application developments and design patterns.

Excellent processes, tools and quality assurance: We perform quick interactive testing that improves the quality of applications, alleviates technical and business risk and minimizes overall cost. The AdeptPros team first analyses and then determines the project requirement and needs before diving into development. The latter phases include design, technology use, code implementation, testing solutions, execution, evaluation and maintenance.

Unique business model and scalability: AdeptPros has a dedicated training team to train software developers. It has a proven track record in improving institutional knowledge for major corporations in mobile technologies such as iPhone/iPad, Android and Windows. It has trained more than 3500+ IT professionals including at our client companies including Intel, SAP, Honeywell, IBM, Fidelity, Citrix, Philips, McAfee, Akamai, AOL, Infosys, HCL, Zensar, Alcatel-Lucent etc. With this advantage, AdeptPros never falls short of mobile app developers.

Flexible and cost effective delivery models: AdeptPros has both holistic and integrated approaches when it comes to working with clients and delivering their projects. We analyze your requirements and plan the necessary steps meticulously.

24

Patents, Trademarks, and Licenses

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Research and Development Activities and Costs

The Company has plans to develop its own mobile applications, at which time it may incur significant research and development costs.

Marketing

As a growing, successful business, AdeptPros has deployed many effective and efficient marketing strategies in order to gain our share of the market. An obvious strategy, being a mobility company, is our web presence. We have a user and customer friendly website and mobile site, we utilize social media including Facebook, Twitter, YouTube, Blogs, Press Releases, Pinterest and Instagram and we capitalize on our presence on LinkedIn, using the service to promote our brand, company and services.

In order to expand our growth and distribute our products, AdeptPros has a full-time professional sales and business development staff all of whom are prepared to meet, cater and customize a plan or product for any client. We also deploy this sales staff at trade shows and conventions. These trade shows and conventions allow AdeptPros to fully immerse potential clients in our ready to use products with a hands on sales approach and pitch. Another more traditional form of marketing is our use of analytics and sales trends and in turn our hiring of Gartner. Gartner allows us to fully grasp the potential market, prospective market and existing market in order to corner our segment and deploy an effective marketing strategy.

Our combined strategies have been tested and proven to help boost our sales in the mobility market. As AdeptPros continues to grow and hire, we look for new ways and new employees to help expand our already successful marketing strategies.

Government Regulation

Our activities are not currently subject to any particular regulations by governmental agencies other than those routinely imposed on corporate businesses. However, the advertisers that advertise with our Apps are subject to Federal Trade Commission and state rules on advertising and marketing on the Internet, including truth-in advertising rules, online advertising disclosures and the CAN-SPAM Act (Controlling the Assault of Non-Solicited Pornography and Marketing Act) of 2003.  To date, we have not been materially impacted by these rules because our platforms are designed to ensure that proper disclosures are made in connection with every publication.  We cannot predict the impact of future regulations on either us or advertisers that advertise with our Apps.

Employees

As of May 15, 2014, we had a total of 75 employees.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 14301 87th Street, Suite 110, Scottsdale, Arizona 85260 and our telephone number is (1-877-664-2777).

The Company also has an office in Bengaluru, India at Sigma Technology Park, Gamma Block, 10th Floor, SH 35, Whitefield, Bengaluru – 560066, India.

25

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 38 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public.

Stock Option Grants

No options have been granted as of the date of this registration statement.

26

ADEPTPROS INC
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2013	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$43,521	$102,662
Account receivable, net of allowance	473,033	59,312
Notes receivable	36,077	4,398
Investment	16,881	-
Other current assets	65,415	54,731
Total current assets	634,927	221,103

Property and equipment, net	79,382	27,261
Deferred tax asset	15,202	17,277

Total assets	$729,511	$265,641

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$165,491	$33,495
Deferred revenue	-	178
Notes payable	30,000	38,000
Notes payable related party	18,146	19,515
Income taxes payable	-	25,947
Other liabilities	9,677	33,563
Total current liabilities	223,314	150,698

Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares issued	-	-
Common stock, $0.001 par value; 190,000,000 shares authorized, 49,990,000 and 47,515,653 shares issued and outstanding as of December 31, 2013 and March 31, 2013;	49,990	47,515
Additional paid-in capital	311,025	190,103
Accumulated other comprehensive income	(5,902)	4,112
Retained earnings (accumulated deficit)	151,084	(126,787)
Total stockholders' equity	506,197	114,943

Total liabilities and stockholders' equity	$729,511	$265,641

See accompanying notes to consolidated financial statements

ADEPTPROS INC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2013	2012	2013	2012

Revenues
App development and training services	$715,014	$219,779	$1,167,898	$480,861
Total revenues	715,014	219,779	1,167,898	480,861

Cost of sales	267,425	176,702	464,464	317,292

Gross profit	447,589	43,077	703,434	163,569

Operating expenses
Sales and marketing	2,526	14,466	23,115	16,335
General and administrative	150,266	74,847	421,021	158,095
Total operating expenses	152,792	89,313	444,136	174,430

Operating income (loss)	294,797	(46,236)	259,298	(10,861)

Other income and expense
Other income	37	785	72	1,493
Total other income and (expense)	37	785	72	1,493

Income before provision for income taxes	294,834	(45,451)	259,370	(9,368)

Provision for income taxes	(17,942)	(15,925)	(18,501)	(15,822)

Net income (loss)	312,776	(29,526)	277,871	6,454

Other comprehensive income (loss)
Cumulative translation adjustment	(3,124)	-	(10,014)	7
Comprehensive income (loss)	$309,652	$(29,526)	(267,857)	$6,461

Net income per share of common stock:
Basic and diluted	$0.01	(0.00)	$0.01	$0.00

Weighted average number of shares outstanding
Basic	49,963,105	45,532,239	48,334,437	45,019,037

Fully diluted	50,588,105	46,157,239	48,959,437	45,019,037

 See accompanying notes to consolidated financial statements

ADEPTPROS INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended
	December 31,
	2013	2012
Cash flows from operating activities
Net Income	$277,871	$6,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,063	2,191
Gain on sale of asset	-	110
Stock issued for services	123,397	-
Changes in operating assets and liabilities:
Account receivable	(413,721)	(19,177)
Other assets	(59,244)	15,090
Deferred tax asset	2,075	(303)
Accounts payable and accrued interest payable	131,996	(32,206)
Income taxes payable	-	(16,593)
Other liabilities	(50,011)	37,640
Net cash provided by (used in) operating activities	36,426	(6,794)

Cash flows from investing activities
Purchase of fixed assets	(64,359)	(5,258)
Disposal of fixed assets	-	-
Net cash used in investing activities	(64,359)	(5,258)

Cash flows from financing activities
Payments on notes payable- related parties	(1,369)	-
Proceeds from notes payable	-	26,371
Payments on notes payable - related parties	-	(43,877)
Payments on notes payable	(8,000)	-
Stock issued for cash	-	66,124
Distribution to stockholder	-	(20)
Net cash provided by (used in) by financing activities	(9,369)	48,598

Effects of exchange rates on cash	(21,839)	-

Net change in cash and cash equivalent	(59,141)	36,546
Cash and cash equivalent at the beginning of period	102,662	20,528

Cash and cash equivalent at the end of period	$43,521	$57,074

Supplemental disclosures of cash flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$9,354	$14,708

See accompanying notes to consolidated financial statements

ADEPTPROS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 – BASIS OF PRESENTATION

The accompanying interim financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of and for the period ended December 31, 2013, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2013 audited financial statements.  The results of operations for the periods ended December 31, 2013are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate our estimates, including those related to the accounts receivable and sales allowances, fair values of financial instruments, useful lives of intangible assets and property and equipment, inventory valuations, income taxes, and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies applied by the Company in these condensed interim financial statements are the same as those applied by the Company in its audited consolidated financial statements as at and for the year ended March 31, 2013.

There have been no changes in the Company's significant accounting policies for the periods ended December 31, 2013 as compared to those disclosed in the Company's annual audited financial statements for the year ended March 31, 2013.

NOTE 3 – NOTES PAYABLE

During the nine month period ended December 31, 2013 the Company made $8,000 of cash payments on notes payable leaving an ending balance of $30,000.

NOTE 4 – NOTES PAYABLE, RELATED PARTIES

During the nine month period ended December 31, 2013 the Company made $1,369 of payments against notes payable due to related parties leaving an ending balance of $18,146.

NOTE 5 – STOCKHOLDERS’ EQUITY

During the nine month period ended December 31, 2013 the Company issued 2,474,347 shares of common stock at $0.05 per share for services valued at $123,397. The fair value of the shares issued was based on the most recent price for common stock issued for cash.

ADEPTPROS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 6 – INTERIM SEGMENT REPORTING

	App Development	Training & Consulting	Consolidated
Three months ended December 31, 2013
Total revenues - US	$628,652	49,860	$678,512
Total revenues - India	152,356	26,646	179,002
Less: intersegment revenues	(94,930)	(47,570)	(142,500)
Revenues from unaffiliated customers	686,078	28,936	715,014

Segment net income - US	274,270	(1,578)	358,692
Segment net income - India	(39,081)	(6,835)	(45,916)
	235,189	(8,413)	312,776

Segment assets -US	446,287	14,481	513,056
Segment assets- India	108,227	108,228	216,455
	$ 621,283	$ 108,228	729,511

Three months ended December 31, 2012
Total revenues- US	$182,111	-	$182,111
Total revenues - India	52,768	36,900	89,668
Less: intersegment revenues	21,600	30,400	52,000
Revenues from unaffiliated customers	213,279	6,500	219,779

Segment net income-US	(45,079)	(1,348)	(46,427)
Segment net income-India	9,946	6,955	16,901
	(35,133)	5,607	(29,526)

Segment assets-US	52,893	14,481	67,374
Segment assets-India	83,379	83,379	166,758
	$ 136,272	$ 97,860	$ 234,132

	App Development	Training & Consulting	Consolidated
Nine months ended December 31, 2013
Total revenues - US	$1,189,053	$ -	$1,189,053
Total revenues - India	413,457	77,008	490,465
Less: intersegment revenues	(464,050)	(47,570)	511,620
Revenues from unaffiliated customers	1,138,460	29,438	1,167,898

Segment net income-US	179,300	(3,588)	296,634
Segment net income - India	(15,817)	(2,946)	(18,763)
	163,483	(6,534)	277,871

Segment assets-US	498,575	14,481	513,056
Segment assets - India	108,227	108,228	216,455
	$ 621,283	$ 108,228	729,511
Nine months ended December 31, 2012
Total revenues- US	$182,111	$49,860	$231,971
Total revenues - India	144,325	155,565	300,890
Less: intersegment revenues	(21,600)	(30,400)	52,000
Revenues from unaffiliated customers	304,836	176,025	480,861

Segment net income-US	(9,099)	(1,348)	(10,447)
Segment net income-India	9,946	6,955	16,901
	847	5,607	6,454

Segment assets-US	52,893	14,481	67,374
Segment assets-India	83,379	83,379	166,758
	$ 136,272	$ 97,860	$ 234,132

ADEPTPROS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 7 – SUBSEQUENT EVENTS

On April 15, 2014, in expectation of going public, a share exchange was effected in which Adeptpros, Inc. delivered 44,262,826 shares to the members of Adeptpros, LLC and 112,511 shares to the shareholders of Geniusport, Inc. The existing shareholders of Adeptpros, Inc. retained 5,624,663 shares resulting in a total of 50,000,000 shares outstanding post-share exchange.

Purchase of Adeptpros IT Solutions Pvt. Ltd.

On May 9, 2014 Adeptpros, Inc. purchased, for $165,951, a 99% stake in Adeptpros IT Solutions Pvt. Ltd., a private company located in Bangalore, India; and Adeptpros LLC purchased, for $1,677, a 1% stake in Adeptpros IT Solutions Pvt. Ltd.

Stock Issued for Services and Private Placement

The Company issued 10,000 common shares at $0.05 per share for cash proceeds of $500.

In accordance with ASC 855-10, the Company’s management has reviewed all material events and there are no additional material subsequent events to report.

ADEPTPROS FINANCIAL STATEMENTS

ADEPTPROS, INC.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

March 31, 2013 and 2012

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AdeptPros, Inc.

We have audited the accompanying consolidated balance sheets of AdeptPros, Inc. (“the Company”) as of March 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AdeptPros, Inc. as of March 31, 2013 and 2012, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Sadler Gibb, LLC

Salt Lake City, UT

May 15, 2014

F-2

ADEPTPROS, INC

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$102,662	$20,239
Account receivable, net of allowance	59,312	12,870
Notes receivable	4,398	35,269
Other current assets	54,731	43,587
Total current assets	221,103	111,965

Property and equipment, net	27,261	44,761
Deferred tax asset	17,277	-

Total assets	$265,641	$156,726

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$33,495	$14,520
Deferred revenue	178	12,334
Notes payable	38,000	4,446
Notes payable related party	19,515	91,923
Deferred tax liability	-	5,847
Income taxes payable	25,947	16,593
Other liabilities	33,563	22,479
Total current liabilities	150,698	168,142

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued	-	-
Common stock, $0.001 par value; 190,000,000 shares authorized, 47,515,653 and 44,368,331 shares issued and outstanding as of March 31, 2013 and 2012, respectively	47,515	44,386
Additional paid-in capital	190,103	114,870
Accumulated other comprehensive income	4,112	3,932
Accumulated deficit	(126,787)	(174,604)
Total stockholders' equity (deficit)	114,943	(11,416)

Total liabilities and stockholders' equity (deficit)	$265,641	$156,726

See accompanying notes to consolidated financial statements.

F-3

ADEPTPROS, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2013	2012

Revenues	$646,904	$360,682
Cost of sales	262,575	167,167
Gross profit	384,329	193,515

Operating expenses
Sales and marketing	30,920	12,438
Salaries and wages	44,265	34,514
Depreciation expense	13,879	13,602
General and administrative	201,234	117,229
Total operating expenses	290,298	177,783

Operating income	94,031	15,732

Other income (expense)
Other income	2,567	12,355
Interest expense	-	-
Total other income (expense)	2,567	12,355

Income before provision for income taxes	96,598	28,087

Provision for income taxes	1,523	15,947

Net income	95,075	12,140

Other comprehensive income/(loss)
Foreign currency translation adjustment	180	4,091
Comprehensive income	$95,255	$16,231

Net income per share of common stock:
Basic and diluted	$0.00	$0.00

Weighted average number of shares outstanding:
Basic and diluted	46,109,214	43,497,598

See accompanying notes to consolidated financial statements.

F-4

ADEPTPROS INC

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

From March 31, 2011 to March 31, 2013

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total

Balance, March 31, 2011	41,943,657	$2,152	$150,088	$(159)	$(186,744)	$(34,663)

Eliminate all common stock issuances of AdeptPros IT
Solutions Pvt Ltd, GeniusPort, Inc. and AdeptPros LLC prior to reverse merger on January 11, 2014	(41,943,657)	(2,152)	2,152	-	-	-
Issuance of common shares in connection with reverse merger	42,045,168	42,045	(42,045)	-	-	-
Common stock issued for services	2,016,204	2,016	-	-	-	2,016
Common stock issued for cash	324,959	325	4,675	-	-	5,000
Foreign currency translation adjustment	-	-	-	4,091	-	4,091
Net income, year ended March 31, 2012	-	-		-	12,140	12,140
Balance, March 31, 2012	44,386,331	44,386	114,870	3,932	(174,604)	(11,416)

Common stock issued for cash	2,005,210	2,005	82,995	-	-	85,000
Stock issued for services	1,124,112	1,124	-	-	-	1,124
Distribution to shareholder	-	-	-	-	(55,020)	(55,020)
Elimination of retained earnings prior to acquisition	-	-	(7,762)	-	7,762	-
Foreign currency translation adjustment	-	-	-	180	-	180
Net income, year ended March 31, 2013	-	-	-	-	95,075	95,075
Balance, March 31, 2013	47,515,653	$47,515	$190,103	$4,112	$(126,787)	$114,943

See accompanying notes to consolidated financial statements.

F-5

ADEPTPROS INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$95,075	$12,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,794	27,204
Stock issued for services	1,124	2,016
Changes in operating assets and liabilities:
Account receivable	(46,663)	6,541
Notes receivable	29,247	(30,658)
Other assets	(13,151)	(20,700)
Accounts payable and accrued liabilities	19,746	(17,919)
Deferred revenue	(12,122)	3,949
Change in deferred tax assets and liabilities	(22,855)	(143)
Income taxes payable	10,119	14,946
Other liabilities	12,119	14,355
Net cash provided by operating activities	100,433	11,731

Cash flows from investing activities:
Purchases of property and equipment	(11,880)	(8,580)
Net cash used in investing activities	(11,880)	(8,580)

Cash flows from financing activities:
Proceeds from notes payable- related parties	37,214	26,861
Payments on notes payable - related parties	(68,859)	(21,986)
Payments on notes payable	(1,380)	-
Common stock issued for cash	85,000	5,000
Distribution to stockholder	(55,020)	-
Net cash provided by (used in) by financing activities	(3,045)	9,875

Effects of exchange rates on cash	(3,085)	(1,460)

Net change in cash and cash equivalents	82,423	11,566
Cash and cash equivalents at the beginning of period	20,239	8,673

Cash and cash equivalents at the end of period	$102,662	$20,239

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$9,354	$14,708

Non-cash financing and investing activities:
Debt discounts on convertible notes payable	$6,169	$-

See accompanying notes to consolidated financial statements.

F-6

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

On April 15, 2014, in expectation of going public, a share exchange was effected in which AdeptPros, Inc. delivered 42,045,826 shares to the members of AdeptPros, LLC and 112,511 shares to the shareholders of GeniusPort, Inc. The existing shareholders of AdeptPros, Inc. retained 5,624,663 shares resulting in a total of 50,000,000 shares outstanding post-share exchange.

Purchase of AdeptPros IT Solutions Pvt. Ltd.

On May 9, 2014 AdeptPros, Inc. purchased, for $165,951, a 99% stake in AdeptPros IT Solutions Pvt. Ltd., a private company located in Bangalore, India; and AdeptPros LLC purchased, for $1,677, a 1% stake in AdeptPros IT Solutions Pvt. Ltd.

The resultant structure is such that AdeptPros, Inc. is effectively a holding corporation with wholly owned ownership of AdeptPros, LLC and GeniusPort, Inc., and 99% ownership of AdeptPros, IT Solution Pvt. Ltd. The consolidated financials presented herein are presented as if the share exchange and purchase had occurred at the beginning of the periods being reported on (April 1, 2011).

AdeptPros, LLC.

AdeptPros, LLC is an Arizona LLC formed in 2007 which provides enterprise level mobile app development.

GeniusPort, Inc.

GeniusPort, Inc. is an Arizona corporation formed in 2010 to promote and further a particular mobile app called GeniusMenu. GeniusMenu is a proprietary app that allows customer and server to view and order off of a mobile device in a food or beverage establishment rather than use a traditional paper menu.

AdeptPros IT Solutions Pvt. Ltd

AdeptPros IT Solutions Pvt. Ltd is corporation, formed under the laws of the country of India, in 2009 and provides both app development and training in app development.

Principles of Consolidation

These consolidated financial statements include the accounts of AdeptPros, Inc. and its three subsidiaries. All significant intercompany transactions have been eliminated. Hereafter the consolidated accounts of AdeptPros, Inc. and its subsidiaries are referred to as “the Company”.

Use of Estimates

The preparation of consolidated financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management’s estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Significant estimates include the estimated depreciable lives of fixed assets, inventory reserves and allowance for doubtful accounts.

Actual results could differ from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

F-7

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At times, balances in a single bank account may exceed federally insured limits.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The Company allocates 50% of its depreciation and amortization expenses to Cost of Sales.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Building & Leasehold Improvements	10-40 years
Machinery and Equipment	5-10 years
Furniture and Fixtures	5-10 years
Vehicles	10 years
Computers and Software	3 years

Property and equipment consisted of the following as of March 31, 2013 and 2012:

	2013	2012
Leasehold improvements	$1,444	$1,514
Machinery and equipment	90,730	81,738
Furniture and fixtures	1,634	1,713
Less: accumulated depreciation	(66,547)	(40,497)
Property and equipment, net	$27,261	$44,468

Depreciation expense included as a charge to income was $13,879 and $13,602 for the year ended March 31, 2013 and 2012, respectively.

F-8

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of the Company, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, delivery of the service has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured. Cost of sales is comprised of direct salaries or subcontractors for provision of the service.

Expenses

Cost of sales is comprised of direct labor for provision of the contracted service. Sales and marketing includes direct labor, travel and other direct sales and marketing expenses. General and administrative expenses include administrative and executive personnel, depreciation and other overhead expenses.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred. The Company did not incur such expenses during the years ended March 31, 2013 and 2012.

Research and Development

All research and development costs are expensed as incurred. No cost was incurred for research and development for the years ended March 31, 2013 and 2012.

Income Taxes

AdeptPros, LLC and GeniusPort, Inc. terminated their pass-through tax status as of January 1, 2014 in connection with the expectation of the initial public offering of the Company’s common stock. From AdeptPros, LLC and GeniusPort, Inc.’s inception in 2007 and 2010, respectively, neither entity was subject to federal and state income taxes since they were operating under a partnership and S-corporation election, respectively. As of January 1, 2014, both AdeptPros LLC and became subject to corporate federal and state income taxes.  AdeptPros IT Solutions Pvt. Ltd is subject to corporate taxation in India. The income tax provision and deferred tax assets and liabilities in the body of the financial statements reflects those balances under Indian tax law. As AdeptPros, LLC and GeniusPort, Inc. were not subject to Corporate income tax during the audit period, a pro-forma disclosure of the tax provision and deferred assets and liabilities had those entities been subject to United States Corporate income tax has been made in the income tax footnote.

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized.

F-9

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

As of March 31, 2013, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. Tax years 2010, 2011 and 2012 are subject to federal and state tax examination under the current statutes.

Segment Reporting

ASC 280-10 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company has two segments: App development and Training.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Basic and Diluted Earnings per Share

Basic earnings per share are computed by dividing net income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. For the year ended March 31, 2013 and 2012, there were no outstanding common stock equivalents, thus fully diluted earnings per share and basic earnings per share were the same figure.

The following is a reconciliation of basic and diluted earnings per share for 2013 and 2012:

	Years Ended March 31,
	2013	2012
Numerator:
Net income available to common shareholders	$96,455	$12,140
Denominator:
Weighted average shares – basic	46,109,214	43,497,598
Net income (loss) per share – basic and diluted	$0.00	$0.00

F-10

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Distribution to Shareholder

In 2013 and 2012 AdeptPros, LLC and GeniusPort, Inc. were taxed as pass-through entities for IRS purposes. As such, they made periodic distributions to one member, who is also an officer of the Company. These distributions totaled $55,020 and $-0- in 2013 and 2012, respectively.

Foreign Currency Translation

The functional currency of the Company’s subsidiary in India, AdeptPros IT Solutions Pvt. Ltd, is the local currency, the Indian Rupee. Accordingly, assets and liabilities of the subsidiary are translated into U.S. dollars at period-end exchange rates. Revenues and expenses are translated at the average exchange rates in effect for the period. The resulting translation gains or losses are recorded as a component of accumulated other comprehensive loss in the consolidated statement of stockholders’ equity (deficit). For the years ended March 31, 2013 and 2012, the Company recognized gains on translation adjustment in the amount of $180 and $4,091, respectively.

The exchange rates used to calculate values and results of operations for the years ended March 31, 2013 and 2012, were as follows:

	As of	For the Years Ended
March 31, 2013	51.85210	54.31422
March 31, 2012	54.35500	48.13351

Recently Issued Accounting Standards

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 – NOTES RECEIVABLE

Prior to 2012, the Company made advances to various employees. The notes have no specific repayment terms and the employees may repay the notes at any time, in whole or in part, without penalty or additional interest. The balance of the notes as of March 31, 2013 and 2012 was $4,398 and $35,269 respectively.

NOTE 3 – RETIREMENT PLAN

The Company is liable for a national retirement plan for employees (the Employee Provident Fund”) who are residents of India. The plan is a contributory plan and requires that the Company contribute 3.67% of the Indian employees’ wages for the benefit of eligible employees. Contributions to this plan were $6,360 and $1,988 for the years ended March 31, 2013 and 2012, respectively.

F-11

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 4 – SEGMENT REPORTING

Segment Description

The Company’s Chief Executive Officer, who is the chief operating decision maker (“CODM”) reviews financial information at the reporting segment level. The Company has two segments: App Development and Training & Consulting.

Measurement of Segment Profit or Loss and Segment Assets

The Company evaluates performance and allocates resources based on segment revenue and net income. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Intersegment sales and transfers are recorded at cost. There is no intercompany profit or loss on intersegment sales or transfers.

Factors Management Used to Identify the Entity’s Reportable Segments

The Company’s reportable segments are business units that offer different products and have dedicated personnel.

	App	Training &
2013	Development	Consulting	Consolidated

Total revenues (U.S.)	$436,929	$49,860	$486,789
Total revenues (India)	245,032	193,653	438,685
Less: intersegment revenues	(231,000)	(47,570)	(278,570)
Revenue from unaffiliated customers	450,254	$195,943	$646,904

Depreciation and amortization (U.S.)	5,685	649	6,334
Depreciation and amortization (India)	4,214	3,331	7,545
	9,899	3,980	13,879

Gross profit (U.S.)	135,304	1,278	136,582
Gross Profit (India)	138,382	109,365	247,747
	273,686	110,643	384,329

Net income (loss) – (U.S.)	59,770	(2,762)	57,008
Net income (loss) – (India)	22,643	16,804	38,067
	82,413	14,042	96,455

Capital expenditures (U.S.)	-	-	-
Capital expenditures (India)	5,940	5,940	11,880
	5,940	5,940	11,880

Total assets (U.S.)	92,322	11,464	127,114
Total assets (India)	69,264	69,263	138,527
	$184,797	$103,939	$265,641

F-12

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 4 – SEGMENT REPORTING (CONTINUED)

	App	Training &
2012	Development	Consulting	Consolidated

Total revenues (U.S.)	$135,923	$-	$135,923
Total revenues (India)	144,056	210,503	354,559
Less: intersegment revenues	(99,400)	(30,400)	(129,800)
Revenue from unaffiliated customers	180,579	$180,103	$360,682

Depreciation and amortization (U.S.)	6,245	-	6,245
Depreciation and amortization (India)	2,989	4,368	7,357
	9,234	4,368	13,602

Gross profit (U.S.)	(9,387)	0	(9,387)
Gross Profit (India)	83,190	119,712	202,902
	73,803	119,712	193,515

Net income (loss) – (U.S.)	(45,533)	(-)	(45,533)
Net income (loss) – (India)	23,646	34,027	57,673
	(21,887)	34,027	12,140

Capital expenditures (U.S.)	-	-	-
Capital expenditures (India)	4,290	4,290	8,580
	4,290	4,290	8,580

Total assets (U.S.)	19,679	-	19,679
Total assets (India)	68,523	68,524	137,047
	$88,202	$68,524	$156,726

Major Customers

For the year ended March 31, 2013 one major customer accounted for 30.3% of sales in the App Development segment; and for the year ended March 31, 2012, one different major customer accounted for 22.2% of sales in the same segment. This major customer is a related party to the Company.

For the year ended March 31, 2013 no one customer accounted for more than 10% of sales in the Training & Consulting segment; and for the year ended March 31, 2012 one different major customer accounted for 36.6% of sales in the same segment.

NOTE 5 – NOTES PAYABLE

The Company has entered into various notes payable which bear no interest and are due on demand. The balance of such notes payable is $4,446 and $13,000 at March 31, 2013 and 2012, respectively.

On November 20, 2012, the Company entered into a $25,000 convertible promissory note agreement with an unrelated third-party with an annual interest rate of 12 percent and a maturity date of November 20, 2013. As of the maturity date the entire principal balance remained unpaid.

F-13

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 5 – NOTES PAYABLE (CONTINUED)

Pursuant to the terms of the note, at the discretion of the note holder the unpaid principal and interest balance is convertible into shares of the Company’s common stock at a price of $0.10 per share. The note conversion has a non-dilution feature whereby the conversion is based upon the number of shares issued and outstanding as of the note date, and if the Company issues common shares after the note date but before conversion, then the conversion price is adjusted on a pro-rata basis so as to maintain the ratio initiated when the note was originally executed. The Company analyzed the convertible debts under ASC 470-20 and determined that no beneficial conversion feature existed at note execution.

The components of notes payable at March 31, 2013 and 2012 are summarized in the table below:

	March 31, 2013	March 31, 2012
Note payable, 0% interest rate, due on demand	$5,000	$3,000
Note payable, 0% interest rate, due on demand	-	1,446
Convertible note payable executed on November 30, 2012, 12% interest rate, due on November 20, 2013	25,000	-
Note payable, 0% interest rate, due on demand	3,000	-
Note payable, 0% interest rate, due on demand	5,000	-
Total	$38,000	$4,446

NOTE 6 – STOCKHOLDERS’ EQUITY

As of March 31, 2013 and 2012, the Company had authorized 190,000,000 shares of common stock with par value of $0.001. As of March 31, 2013 and 2012, the Company had 47,515,653 and 44,386,331 shares of common stock issued and outstanding.

Stock Issued for Services

The Company issued 1,124,112 shares of stock for $1,124 services performed in the period ended March 31, 2013. The value of the stock issued was based on the most recent issuance of stock for cash.

The Company issued 2,016,204 shares of stock as founders’ shares in the period ended March 31, 2012. As the shares were considered founders’ shares they were valued at par value.

Private Placement

For the years ended March 31, 2013 and 2012 AdeptPros, LLC sold member units which later converted to shares of stock in the Company on a 1:1 basis as part of the share exchange effected in January 2014. For the year ended March 31, 2013 2,005,210 units were sold for $85,000 and for the year ended March 31, 2012 324,959 units were sold for $5,000.

Authorization of Preferred Stock

On January 11, 2014, the Company authorized the issuance of 10,000,000 shares of preferred stock with a par value of $0.001. No shares of preferred stock have been issued as of the date of this report.

NOTE 7 – INCOME TAXES

For the periods presented in the financial statements, AdeptPros, LLC and GeniusPort, Inc. were taxed as pass-through entities and therefore did not have material federal or state tax liability. AdeptPros IT Solutions Pvt. Ltd was subject to corporate income tax in the country of India. The body of the consolidated financial statements, herein, includes the actual deferred tax assets and liabilities incurred by the Company. Additionally, a pro forma presentation has been made to demonstrate the tax effect that would have occurred were all entities subject to corporate income tax during the periods presented.

F-14

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 7 – INCOME TAXES (CONTINUED)

The Company’s actual deferred tax assets and liabilities consist of the following:

	March 31,
	2013	2012
Current Assets and Liabilities:
Service tax (India)	$6,873	$—
		—

Total	6,873	—
Valuation Allowance	—	—

Current Deferred Tax Asset, Net	6,873	—

Noncurrent Assets and Liabilities:
Depreciation (India)	10,404	(5,847)

Total	10,404	—
Valuation Allowance	—	—

Noncurrent Deferred Tax (Liability) Asset, Net	10,404	(5,847)

Total Deferred Tax - Asset, Net	$17,277	$(5,847)

The provisions for income taxes for the years ending March 31 consist of the following:

	2013	2012
Deferred tax (benefit)/expense	$(22,872)	$(154)
Current provision	24,395	16,101
Total Provision for Income Taxes	$1,523	$15,947

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax strategies in making this assessment.

The Company accounts for uncertain tax positions based upon authoritative guidance that prescribes a recognition and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return (ASC 740-10). The guidance also provides direction on derecognition and classification of interest and penalties.

Management has evaluated and concluded that there are no material uncertain tax positions requiring recognition in the financial statements for the year ended March 31, 2013.  The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses.

F-15

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 7 – INCOME TAXES (CONTINUED)

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes as follows:

	2013		2012
		Impact on		Impact on
	Amount	Rate	Amount	Rate
Income tax at federal rate	$—	0.00%	$—	0.00%
State tax, net of Federal effect	—	0.00%	—	0.00%
Indian Income tax	1,523	1.40%	15,947	41.32%
NOL deduction	—	0.00%	—	0.00%
Total tax credits	—	0.00%	—	0.00%
Valuation allowance	—	0.00%	—	0.00%
Total Provision	$1,523	1.40%	$15,947	41.32%

Pro Forma Presentation of Taxable Income before Change in Tax Status

In January of 2014, AdeptPros, LLC and GeniusPort, Inc. made timely elections to be treated as C-Corporations. For the periods presented herein federal and state statutory tax rates were in effect. Had the Company been subject to those statutory rates, the provision for income taxes and effect on deferred tax assets and liabilities would have been as follows:

	2013	2012
Income Before Taxes	$97,978	$28,087
Provision for Income Taxes	14,111	15,947
Net Income	$83,867	$12,140

Pro Forma Presentation of Taxable Income before Change in Tax Status (Continued)

The net effect on deferred tax assets and liabilities would have been:

	2013	2012
Increase in Deferred Tax Assets	$6,830	$-
(Increase) in Deferred Tax Liabilities	-	(6,830)
Total	$6,830	$(6,830)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Actions

The Company is party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

F-16

ADEPTPROS, INC.

Notes to Consolidated Financial Statements

March 31, 2013 and 2012

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of its property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

Lease Commitments

The Company leases office space in Scottsdale, Arizona and two offices in Bangalore, India. Future minimum lease payments in each of the years subsequent to March 31, 2013 are as follows:

2014	$51,895
2015	22,632
2016	23,368
2017	24,472
Total	$122,367

NOTE 9 – RELATED PARTY TRANSACTIONS

Throughout the history of the Company, the Company has made short-term advances to some of its officers and shareholders. These loans do not bear interest and may be repaid at any time without additional interest and penalty. As of March 31, 2013 and 2012, the balances if these advances were $19,515 and $91,923, respectively.

In September 2013 the Company issued 999,450 shares to an officer of AdeptPros India Pvt. Ltd. for services valued at $49,848 which is based on the most recent price per share of stock issued for cash.

NOTE 10 – SUBSEQUENT EVENTS

On April 15, 2014, in expectation of going public, a share exchange was effected in which AdeptPros, Inc. delivered 44,262,826 shares to the members of AdeptPros, LLC and 112,511 shares to the shareholders of GeniusPort, Inc. The existing shareholders of AdeptPros, Inc. retained 5,624,663 shares resulting in a total of 50,000,000 shares outstanding post-share exchange.

Purchase of AdeptPros IT Solutions Pvt. Ltd.

On May 9, 2014 AdeptPros, Inc. purchased, for $165,951, a 99% stake in AdeptPros IT Solutions Pvt. Ltd., a private company located in Bangalore, India; and AdeptPros LLC purchased, for $1,677, a 1% stake in AdeptPros IT Solutions Pvt. Ltd.

Stock Issued for Services

In September 2013, the Company issued 2,474,347 shares for services (inclusive of the related party named above) for services rendered valued at $123,397. The Company also issued 10,000 common shares at $0.05 per share for cash proceeds of $500.

In accordance with ASC 855-10, the Company’s management has reviewed all material events and there are no additional material subsequent events to report.

F-17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Form S-1. The following discussion contains forward-looking statements relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

General

AdeptPros, Inc primarily has Apps Development and Training & Consulting business units to offer services to enterprises in Mobile Technologies such as Apple iOS, Google Android and Microsoft Windows. AdeptPros also has a road map to develop own enterprise mobile apps to cater to various industries. It creates these apps by implementing own ideas and encouraging entrepreneurs to develop apps under profit sharing model. With this unique combination, AdeptPros is generating good cash flows from two existing business units and also creating long term value by developing company owned mobile apps.

•	AdeptPros' App development unit is a carefully assembled with architects, managers, designers, developers and testers that assure the highest quality of custom application development, enterprise mobile application development and product development across a multitude of platforms and operating systems. All of these options can be fully customized by outside companies looking to develop their business apps.
•	AdeptPros Training & Consulting unit, GeniusPort, is designed to teach eager individuals about app development programming and then, in using our staffing service implemented within GeniusPort, find the best programmers and bring them on to the App development at AdeptPros. Individuals who are not chosen for AdeptPros still leave GeniusPort with the absolute best mobile development training available in the world. We do not leave our students short of job opportunities upon completion of GeniusPort training. This unit consists of trainers, solution architects, business analysts and designers, which works with our clients to augment their team with skilled resources. This enables the enterprises to complete their projects cheaper and faster. This model also creates a sales pipeline for Apps development projects and produces skilled resources to work on our projects.

AdeptPros is an industry leader in enterprise mobility. Enterprise mobility is a company's ability to manage and adapt mobile computing in a business context. The global business world is constantly evolving and is evolving in the digital direction with an emphasis on mobility. Applications and mobile websites are the future of our work place and AdeptPros goal is to equip all companies with the right set of tools to fully adapt and succeed in the digital workplace. We have an expanding assortment of Fortune 500 customers that request a variety of mobile services from our team. Our largest customers include Honeywell, Intel, SAP, IBM, Fidelity, Citrix, AOL and several other companies including a major U.S. university.

Results of Operations

The following table presents a summary of operating information for the three and nine months ended December 31, 2013 and 2012, respectively:

	For the three		For the nine	For the nine
	months	For the three	months	months
	ended	months ended	ended	ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenues	$$715,014	$219,779	1,167,898	$480,861
Total cost of sales	267,425	176,702	464,464	317,292
Gross profit	447,589	43,077	703,434	163,569
Total operating expenses	152,792	89,313	444,136	174,430
Operating income	294,797	(46,236)	259,298	(10,861)
Net income	312,776	(29,526)	277,871	6,454

Revenue:

For the three months ended December 31, 2013 and 2012 we generated revenues of $$715,014and $219,779, respectively; for the nine months ended September 30, 2012 and 2011 we generated net revenues of $1,167,898and $480,861, respectively.

27

Total Cost of Sales:

For the three months ended December 31, 2013 and 2012 we recorded a cost of sales of $267,425 and $176,702, respectively; for the nine months ended December 31, 2013 and 2012 we recorded a cost of sales of $464,464 and $317,292, respectively.

The 3-month year-over-year increase of $90,723, or 51.34% can be explained by increased headcount in India required for delivery of the work required on the major contract mentioned above; the 9-month year-over-year increase of $147,172, or 46.38% is explained by the revenue generated by the same U.S. customer over that time period.

Gross profit:

For the three months ended December 31, 2013 and 2012, we recorded a gross profit of $447,589 and $43,077, respectively; for the nine months ended December 31, 2013 and 2012, we recorded a gross profit of $703,434 and $163,569, respectively.

The 3-month year-over-year increase of $404,512, or 939% can be explained by revenue generated from the major U.S. contract, coupled with the fact that the revenue got to a level that achieved some economy of scale on the Company’s cost to produce the needed work product; the 9-month year-over-year increase of $539,865, or 330% is explained by these same factors.

Net Income:

For the three months ended December 31, 2013 and 2012 we recorded net income of $312,776 and a net loss of $29,526, respectively; for the nine months ended September 30, 2012 and 2011 we recorded net income of $277,871 and $6,454, respectively.

The 3-month year-over-year increase of $342,302, or 1,159% can be explained by the revenue and cost factors mentioned above; the 9-month year-over-year increase of $271,417, or 4,200% is explained by these same factors.

The following table presents a summary of operating information for the years ended March 31, 2013 and 2012:

	Year Ended March 31,
	2013	2012

Revenues	$646,904	$360,682

Total cost of sales	262,575	167,167

Gross profit	384,329	193,515

Total operating expenses	290,298	177,783

Operating income	94,031	15,732

Total other income and expense	2,567	12,355

Income before provision for income taxes	96,598	28,087

Provision for income taxes	1,523	15,947

Net income	$95,075	$12,140

28

 Revenues:

Overall revenue increased by approximately $286,222 or approximately 79.36%, from approximately $360,682 for the year ended March 31, 2012 to approximately $646,904 for the year ended March 31, 2013. The App Development segment accounted for $253,212 of this increase while the Training & Consulting segment accounted for $33,010 of the increase.

App Development The increase in the App Development segment can be attributed to an increase in U.S. revenues of $301,006 offset by a decrease of $47,794 in India, respectively. The U.S. increase is attributed to an increased U.S. marketing effort and the securing of a major U.S. customer in the 3rd quarter of fiscal year ended 2013; while the decrease in India is due to the completion of several app development projects in the fiscal year ended 2012.

Training & Consulting The increase in the Training and Consulting segment can be attributed to an increase of $49,860 in the U.S., offset by a decrease of $16,850 in India. The U.S. increase is attributed to an increased U.S. marketing effort; while the decrease in India is attributed to a decreased demand for training as more qualified technical personnel are now available in India as the industry matures.

Total Cost of Sales:

Overall cost of sales increased by $95,408 or 57.7%, from $167,167 for the year ended March 31, 2012 to $262,575 for the year ended March 31, 2013. The App Development segment accounted for $100,336 of this increase which was offset by a decrease of $4,928 in the Training & Consulting segment.

App Development. The overall increase in cost of sales in the App Development segment is attributed to overall increased segment revenues coupled with improved efficiency of project management.

Training & Consulting. The overall decrease in the cost of sales in the Training & Consulting segment is primarily attributed to the decrease in Training and Consulting revenues in India, as described above.

Gross profit:

Gross profit increased $190,814, or 98.6%, from $193,515 for the year ended March 31, 2013 to $384,329 for the year ended March 31,2012. The App Development segment and the Training and Consulting segments accounted for $167,916 and $22,898 of the increase, respectively.

App Development. The increase in App Development gross profit can be attributed to increased segment revenues and a lesser increase in segment cost of sales as described above.

Training & Consulting. The increase in Training & Consulting gross profit can be explained by increased efficiency in the Company’s India operation due to having more seasoned personnel.

Other Income:

Other income decreased $9,788, from $12,355 for the year ended March 31, 2012 to $2,567 for the year ended March 31, 2012 primarily due to a decrease in franchise fees sold as the Company abandoned any effort to franchise its concept in fiscal 2013.

Net Income:

As a result of the above factors, overall net income was $95,075 for the year ended March 31, 2013, as compared to net income of $12,140 for the year ended March 31, 2012, an increase of approximately $82,935. The App Development segment accounted for $74,197 of this increase while the Training and Consulting segment accounted for 8,738 of this increase.

App Development. The increase in App Development net income is primarily driven by an increase in App Development sales (primarily in the U.S.) coupled with the Company’s ability to more efficiently manage its projects.

Training & Consulting. The small Training and Consulting net income is primarily a reflection of moderate sales increase as described above, offset by increased costs related to an increased headcount in India.

Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures, and debt repayments have been funded from cash balances on hand, revolver borrowings, loans from officers, notes payable and cash generated from operations.

At March 31 2013, we had cash and cash equivalents of approximately $102,662 as compared to approximately $20,239 as of March 31, 2012, representing an increase of $82,423. This increase can be explained by an increase in cash flow from operating activities of $82,533, primarily attributed to increased net income collected; a decrease in cash flow from investing activities of $3,300 attributed to purchase of equipment; and an decrease in cash flow from financing activities of $15,134 primarily attributed to stock sold for cash of $85,000 and proceeds from notes payable of $35,000 offset by payments on notes payable to related parties of $68,859 and a distribution to a stockholder of $55,020 At March 31, 2013, our working capital was approximately $71,785.

The cash flow from operating activities increased from $17,900 for the year ended March 31, 2013 to $100,433 for the year ended March 31, 2012. This increase is primarily attributed to increased net income and the collection thereof.

The cash flow from investing activities reflect a reduction of capital spending from net cash used of $8,580 for the year ended March 31, 2012 to net cash used of $11,880. This decrease is attributed to the fact that the Company made additional purchases of computer equipment as sales and headcount expanded in the year ended March 31, 2013.

The cash flow from financing activities decreased from net cash provided of $9,875 for the year ended March 31, 2013 to net cash used of $5,259 for the year ended March 31, 2012. This decrease is primarily attributed to related party loan paybacks and a distribution to the primary stockholder.

Bank Loans

The company does not currently have any outstanding bank financing.

Dividends

To date, we have not paid dividends and we do not intend to pay a dividend in the foreseeable future.

29

Critical Accounting Policies and Estimates

The preparation of our Consolidated Financial Statements, in accordance with accounting principles generally accepted in the United States, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures pertaining to contingent assets and liabilities. Note 1, “Overview and Significant Accounting Policies,” to the Consolidated Financial Statements describes the significant accounting policies used to prepare the Consolidated Financial Statements. On an ongoing basis we evaluate our estimates, including, but not limited to, those related to bad debts, inventories, income taxes, and contingencies. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from our estimates.

We believe the following accounting policies and estimates are the most critical. Some of them involve significant judgments and uncertainties and could potentially result in materially different results under different assumptions and conditions.

Revenue recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of AdeptPros, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.

Revenue is recognized at the date of service rendered to customers when a formal arrangement exists, the price is fixed or determinable, the services rendered, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At March 31, 2013, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

30

Fair values of financial instruments

The carrying amounts reported in the consolidated financial statements for current assets and currently liabilities approximate fair value due to the short-term nature of these financial instruments. The carrying amount of long-term loans approximates fair value since the interest rate associated with the debt approximates the current market interest rate.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures”, which establishes a single authoritative definition of fair value and a framework for measuring fair value and expands disclosure of fair value measurements for both financial and nonfinancial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). For purposes of ASC 820-10-15, nonfinancial assets and nonfinancial liabilities would include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in ASC-820-10-15-15-1A.

Stock-based compensation

The Company records stock-based compensation at fair value of the stock provided for services. The Company currently does not have any issued and outstanding stock options or other derivatives.

Recent Accounting Pronouncements

Emerging Growth Company Critical Accounting Policy Disclosure: We qualify as an "emerging growth company" under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

In December 2011, FASB issued Accounting Standards Update No. 2011-12, Comprehensive Income (“ASU 2011-12”). Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.  Among the new provisions in ASU 2011-05 was a requirement for entities to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement in which net income is presented and the statement in which other comprehensive income is presented (for both interim and annual financial statements); however this reclassification requirement is indefinitely deferred by ASU 2011-12 and will be further deliberated by the FASB at a future date.

 In September 2011, the FASB has issued Accounting Standards Update (ASU) No. 2011-08, Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment. ASU 2011-08 is intended to simplify how entities, both public and nonpublic, test goodwill and other intangible assets such as patents for impairment. ASU 2011-08 permits an entity to first assess qualitative factors to determine whether it is "more likely than not" that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350, Intangibles-Goodwill and Other. The more-likely-than-not threshold is defined as having a likelihood of more than 50%. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The Company does not expect the adoption of ASU 2011-08 to have a material effect on the Company’s consolidated financial statements.

31

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU No. 2011-05), Presentation of Comprehensive Income, an amendment to ASC Topic 220, Comprehensive Income.  Under this amendment, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity.  While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance.  The guidance for public entities is effective for fiscal years or interim periods beginning after December 15, 2011 with early adoption permitted.  The amendments in this update are to be applied retrospectively.  The Company does not expect the adoption of ASU 2011-05 to have a material effect on the Company’s consolidated financial statements.

32

Inflation and Seasonality

Our operating results and operating cash flows historically have not been materially affected by inflation or seasonality.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of May 15, 2014. Our Executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Venkat Nallapati	43	Chief Executive Officer
Scott Chichester	43	Chief Financial Officer

33

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Venkat Nallapati, President and Chief Executive Officer

Venkat Nallapati is responsible for articulating a vision and growth strategy for AdeptPros and its businesses. He is an innovative technology expert with 18 years of Information Technology (IT) experience. He has worked as a technical consultant and strategic relationship manager for many Fortune 500 companies such as Honeywell, American Express, Best Western International, CIGNA, Aetna, ING, Michelin etc. He delivered large, complex and strategic IT Outsourcing Projects for his customers. He was a certified project management professional (PMP) and expert in Six Sigma methodologies. He received his Bachelor's degree in Mechanical Engineering from Nagarjuna University, India and MBA in Global Management from Thunderbird School of Global Management, which is #1 in the World for Global Management studies.

Scott Chichester, Chief Financial Officer

Scott R. Chichester CPA is the co-founder of Madison Park Advisors LLC, a New York City based advisory services firm.  Mr. Chichester is experienced in taxation, capital formation, financial reporting and the financial services industry. His most recent consulting engagement has been for the City of New York.

Mr. Chichester previously worked in the financial services division as an auditor for Ernst & Young in New York City and as an accountant in the Equities Controllers Division at Goldman Sachs Group LP.

Within the last 5 years, Mr. Chichester CPA (Since 2001); Founder DirectPay USA LLC (Since 2006)  (payroll company); Founder, Madison Park Advisors LLC (since 2010) (advisory services); CFO, Sterling Consolidated Corp (STCC) (2011-present)

None of these companies are a parent, subsidiary or other affiliate of the registrant;

Other directorships held during the last 5 years:  Global X Funds (2008-present) (ETF fund complex); 56 funds. None of the funds in the fund complex are a parent, subsidiary or other affiliate of the registrant; Bayview Acquisition Corp (2010-August 13, 2012); Sterling Consolidated Corp (STCC) (2011 -present)

34

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Family Relationships

Venkat Nallapati and Padma Kalluri are married.

35

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended March 31, 2013 and March 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Venkat Nallapati, Chief Executive Officer	2013	$0	0	0	0	0	0	115,000	$115,000
	2012	$0	0	0	0	0	0	9,000	$9,000

Scott Chichester, Chief Financial Officer (1)	2013	$0	0	0	0	0	0	0	$0
	2012	$0	0	0	0	0	0	15,000	$15,000

(1) Scott Chichester was hired by the Company on July 15, 2012.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through December 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending March 31, 2013 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

None.

Employment Agreements

Currently, we do not have any employment agreement in place with any of our officers and directors.

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 15, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class (1)
Officers and Directors
Venkat Nallapati(2)(3) 14301 N. 87th St., Suite 110, Scottsdale, AZ 85260	19,370,566	(6)	38.74%

Scott Chichester(4)
328 W 44th St., No. 22, New York, NY 10036	1,232,124		2.46%
Total for Officers and Directors:	20,602,690		41.2%
5% Beneficial Owners Jayaram Kode 14301 N. 87th St., Suite 110, Scottsdale, AZ 85260	11,521,939		23.0	4%

Sekhar Kolla
14301 N. 87th St., Suite 110, Scottsdale, AZ 85260	5,660,797		11.32%

All Executive Officers Directors and control persons as a group (4 persons)	37,785,426		75.56%

*	less than 1%

(1)	Based on 50,000,000 shares of common stock outstanding as of May 15 2014.
(2)	Venkat Nallapati is the Chairman of the Board of the Company.
(3)	Venkat Nallapati is the Chief Executive Officer of the Company.
(4)	Scott Chichester is the Chief Financial Officer of the Company.
(6)	Venkat Nallapati is the beneficial owners of 19,370,566 shares. He is the record holder of 15,000,000 shares. His wife, Padma Kalluri, is the record holder of 4,370,566 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

37

Are there any transactions with related persons?

 Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

38

ADEPTPROS INC.

5,874,444 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is __________, 2014

39

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$37.83
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$$33,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$2,000
Miscellaneous	$3,000
Total	$75,537.83

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

40

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on November 29, 2011. On April 15, 2014, AdeptPros Inc. completed a share exchange agreement with AdeptPros LLC, an Arizona LLC formed in 2007 and GeniusPort Inc., an Arizona s-corporation formed in 2010. Additionally, on May 9, 2014, AdeptPros Inc. purchased 99% of AdeptPros IT Solutions Pvt. Ltd, a corporation incorporated under the Companies Act of 1956 under the laws of the nation of India. Concurrently, AdeptPros LLC purchased 1% of AdeptPros IT Solutions Pvt. Ltd.

On April 15 2014, we executed an equity exchange agreement with AdeptPros LLC and GeniusPort Inc. Under this exchange agreement, AdeptPros Inc. became the holding company and obtained 100% interest in each of the two consolidating entitles: AdeptPros LLC, and GeniusPort Inc. As consideration for the transfer of the equity interests of AdeptPros LLC, and GeniusPort, Inc., we agreed to issue a total of 44,375,337 shares of our common stock to the members of AdeptPros LLC and the shareholders of GeniusPort Inc.

On May 9, 2014, we executed 3 separate stock purchase agreements whereby AdeptPros Inc. purchased for cash 9,900 shares from the existing shareholders of AdeptPros IT Solutions Pvt. Ltd (India) and AdeptPros LLC purchased 100 shares from the existing shareholders of AdeptPros IT Solutions Pvt. Ltd (India). The 10,000 shares purchased were all the outstanding stock of AdeptPros IT Solutions Pvt. Ltd (India).

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

41

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation of Madison Park Acquisition Corp., dated November 29, 2011
3.12	Amendment to the Articles of Incorporation, dated February 12, 2014
3.2	By-Laws
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
10.1	Equity Exchange Agreement, by and among AdeptPros Inc., AdeptPros LLC, Geniusport, Inc. and the equity holders of AdeptPros LLC and GeniusPort, Inc., dated April 15, 2014
10.2	Stock Purchase Agreement, by and among Rajendra Prasad Kode and AdeptPros, LLC and AdeptPros Inc., dated May 9, 2014
10.3	Stock Purchase Agreement, by and among Gautam Mandewalker and AdeptPros, LLC and AdeptPros Inc., dated May 9, 2014
10.4	Stock Purchase Agreement, by and among Punnaiah Choudary Kalluri and AdeptPros, LLC and AdeptPros Inc., dated May 9, 2014
23.1	Consent of SadlerGibb

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

42

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, AdeptPros Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona, on May 15, 2014.

ADEPTPROS INC.

By:	/s/Venkat Nallapati
Venkat Nallapati,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Venkat Nallapati	Chief Executive Officer	May 15, 2014
Venkat Nallapati

/s/Scott Chichester	Principal Financial Officer, Controller and Principal Accounting Officer	May 15, 2014
Scott Chichester

43